SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)    June 22, 1994


                          MasTec, Inc.
       --------------------------------------------------
       (Exact Name of Registrant as Specified in Charter)

         Delaware               0-3797           59-1259279
- - ---------------------------------------------------------------
(State or Other Jurisdiction  (Commission      (IRS Employer
    of Incorporation)         File Number)   Identification No.)

8600 N.W. 36th Street, Miami, Florida                    33166
- - -----------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code (305) 599-1800


                               N/A
  -------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)











Form 8-K


Item 2.     Acquisition or Disposition of Assets.

     (a) On June 22, 1994, MasTec, Inc. (the "Company") acquired from Jack T. Clem and Eben J. Rieger all of the issued and outstanding shares of Designed Traffic Installation Co. ("DTI"), a Florida corporation, consisting of 6,000 common shares, for $1,000,000 in cash and a promissory note in the amount of $2,244,417 (the "Acquisition"). The Company will pay an additional contingent amount based on certain specific percentages of net pretax earnings earned by DTI over the next four years. In giving its approval to the Acquisition, the Board determined that DTI's business fit into the Company's strategic plan to provide comprehensive infrastructure services to municipalities throughout South Florida. The consideration for the acquisition was determined by the parties through arms' length bargaining, and was paid out of working capital.

     (b) After the Acquisition, DTI will continue to use its fixed assets to install traffic control systems in South Florida.


Form 8-K


Item 7.     Financial Statements and Exhibits.

     (a) and (b) Financial Statements of Business Acquired and
Pro Forma Financial Information.


     The financial statements and pro forma financial information required by this Item are currently unavailable and will be filed no later than 60 days after the date of this filing.

     (c)     Exhibits.

     Number                               Title
    -------                  -----------------------------------

        2                    Agreement among Jack T. Clem
                             and Eben J. Rieger and MasTec, Inc.,
                             dated June 15, 1994, and First
                             Addendum and Second Addendum.







SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MasTec, Inc.



Date:  June 7, 1994                By:       /s/ Carlos A. Valdes
                                      ---------------------------
                                   Name:  Carlos A. Valdes

                              Title: Sr. Vice President - Finance
                                    (Principal Financial Officer)





























EXHIBIT


                            AGREEMENT



          THIS AGREEMENT ("Agreement") is made as of the 15th day of June, 1994, by and among each of the individuals listed on
Schedule I hereto (each, a "Seller" and together "Sellers"), and MasTec, Inc., a Delaware corporation with principal offices at 8600 N.W. 36th Street, Miami, Florida 33166. ("MasTec")

          WHEREAS, Sellers own among them 6,000 shares of common stock, par value ten dollars ($10.00) per share, of Designed
Traffic Installation Co., a Florida corporation ("DT"), constituting 100% of the outstanding shares of capital stock of DT ( the "Shares"); and


          WHEREAS, MasTec desires to purchase, and Sellers desire to sell, all of the Shares on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the mutual covenants and conditions contained herein, agree as follows:


                             ARTICLE
                   SALE AND PURCHASE OF SHARES

          Section   Sale and Purchase of Shares.  On the terms
and subject to the conditions set forth in this Agreement, and on the basis of the representations and warranties made by MasTec and Sellers contained herein, Sellers, jointly and severally, agree to sell, assign and transfer to MasTec, and MasTec agrees to purchase from Sellers, on the Closing Date (as defined in Section 1.8) all of the Shares (the "Acquisition").

          Section 1.2    Purchase Price.     The purchase price
("Purchase Price") for the Shares is an amount equal to the sum of the Fixed Amount (as defined in Section 1.3 and modified by Section 1.6) plus the Contingent Amount (as defined in Section 1.4).

          Section 1.3 Fixed Amount. The Fixed Amount portion of the Purchase Price is a sum equal to (a) the net book value of DT on the Closing Date plus (b) Five hundred ninety thousand ($590,000.). The net book value shall be determined by the Sellers and MasTec in accordance with generally accepted accounting principals applied on a consistent basis in accordance with DT's past accounting practices ("GAP").

          Section 1.4 Contingent Amount. The Contingent Amount portion of the Purchase Price is equal to certain specific percentages of the net pretax earnings of DT computed in accordance with GAP (including a management fee equal to two percent (2%) of gross revenue of DT to be paid by DT to MasTec but excluding extraordinary items of income or expense) and determined as follows:

          For approximately six and one half (6 1/2) months beginning June 20, 1994, and ending December 31, 1994 - Fifty-six and 44/100 percent (56.44%) of earnings

          For twelve (12) months ending December 31, 1995 -
Twenty percent (20%) of earnings

          For twelve (12) months ending December 31, 1996 -
Fifteen percent (15%) of earnings

          For twelve (12) months ending December 31, 1997 - Ten percent (10%) of earnings



          Section 1.5       Payment of Fixed Amount Portion of
the Purchase Price. The Fixed Amount of the Purchase Price shall be paid by MasTec to the Sellers in the amounts set forth in
Schedule I as follows:

          (a) On the Closing Date MasTec shall pay to Sellers the sum of One million dollars ($1,000,000.) by cashier's check or by wire transfer to Sellers' account

          (b) On the Closing Date, MasTec shall deliver to Sellers a promissory note (the "Note") in an initial face amount of Two million two hundred forty-four thousand four hundred seventeen dollars ($2,244,417.00), (calculated based upon the net book value of DT as of December 31, 1993, plus the sum set forth in paragraph 1.3(b) less one million dollars ($1,000,000.00).
The Note shall bear interest at the rate of seven percent (7%) per annum and shall be payable in four (4) semi-annual installments of principal and interest commencing six (6) months after the Closing Date. The Note shall be subject to adjustment as provided by Section 1.6 and shall be in the form attached as Exhibit A.


          Section 1.6       Post Closing Adjustment to Fixed
Amount Portion of the Purchase Price.

          (a) As promptly as possible following the Closing Date, MasTec shall cause an independent certified public accountant (CPA) to conduct an audit of the books and records of DT as of the Closing Date. Not less than ninety (90) days or later than one hundred twenty (120) days after the Closing Date, MasTec shall cause the CPA to deliver an audited balance sheet of DT as of the Closing Date (the "Closing Balance Sheet") to each of the parties of this Agreement. The Closing Balance Sheet shall be prepared in accordance with GAP and shall be certified without qualification by the CPA.

          (b) The Closing Balance Sheet delivered pursuant to paragraph (a) above shall be accompanied by a statement prepared by the CPA setting forth the sum, if any, by which the net book value of DT's assets, minus DT's liabilities, in each case as shown on the Closing Balance Sheet (the "Net Adjusted Book Value"), is greater than or less than the sum of One Million dollars ($1,000,000.) plus the initial face amount of the Note ( the "Net Asset Adjustment").

          (c) In the event that MasTec or Sellers dispute the Closing Balance Sheet or the calculation of the Net Adjusted Book value with the Net Asset Adjustment, the disputing party shall notify the other party hereto in writing (the "Dispute Notice") within ten (10) days of delivery of the Closing Balance Sheet setting forth the amount, nature and basis of such dispute. The Sellers and MasTec shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within ten (10) business day after the delivery of the Dispute Notice, the dispute shall be submitted to the CPA for Sellers and the CPA for MasTec for resolution. The CPAs shall use their best efforts to resolve the dispute within seven (7) business days after submission. If the CPAs are unable to agree upon a resolution within said seven (7) business day period the dispute shall be submitted to the American Arbitration Association for resolution. The determination of either the CPAs, on one hand, or the American Arbitration Association, on the other hand , as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All determinations pursuant to this paragraph 1.6 shall be in writing and delivered to the parties hereto. Any award made pursuant to this Subsection (c) may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Florida (as more specifically provided in Section 10.6) for purposes of the enforcement of any such award.

          (d) The fees and expenses of MasTec's CPA in connection with the preparation of the Closing Balance Sheet shall be paid as follows: i) The first Ten thousand dollars ($10,000.) by MasTec. ii) The next Ten thousand dollars ($10,000.) by the Sellers. iii) Any amount in excess of i. plus
ii. by MasTec. The fees and expenses of the Seller's CPA and MasTec's CPA in connection with the resolution of disputes pursuant to paragraph (c) above shall be paid by the party which engaged the CPA. The fees and expenses of the American Arbitration Association in connection with the resolution of disputes pursuant to paragraph (c) above shall be shared equally by the Sellers and MasTec.

          (e) Immediately upon the expiration of the ten day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to paragraph (c) above, the Purchase Price shall be adjusted as follows (as so adjusted, the "Adjusted Purchase Price"):

          (i) the amount of the Net Asset Adjustment, if positive, shall be added to, and if negative, shall be deducted from, the Purchase Price.

          (ii) The difference between the original Purchase Price and the Adjusted Purchase Price shall be referred to herein as the "Adjustment Amount".

          (f) The Note shall be increased or decreased by the Adjustment Amount on the date that the Adjusted Purchase Price has been agreed upon by MasTec and Sellers or the date of determination of the Adjusted Purchase Price pursuant to subsection 1.6(c).

          (g) Within ten (10) days following written request by MasTec, Sellers shall pay to MasTec the amount of any account receivable shown on the Closing Balance Sheet which has not been collected by December 31, 1994, and which is neither an amount owed under a public contract, nor secured by a payment bond or a statutory construction lien right reasonably acceptable to MasTec. In the event that any amount with respect to any such uncollected amount is thereafter collected, such amount shall be paid by MasTec to Sellers within ten (10) days following collection.


          Section 1.7 Payment of Contingent Amount of Purchase Price. On or before March 31 for each year following the end of the period for which Contingent Amounts are determined MasTec shall cause its CPA to determine the sum due (Contingent Amount Due) to Sellers and issue a report to Sellers and MasTec setting forth the Contingent Amount due and the calculation of said amount. (CPA's Contingent Amount Report) MasTec shall pay to Sellers the Contingent Amount in accordance with their share ownership due as determined by the CPA's Contingent Amount Report within ten (10) business days of the issuance of the CPA's Contingent Amount Report unless Sellers or MasTec dispute same. If Sellers or MasTec dispute the Contingent Amount Due as set forth as in the CPA's Contingent Amount Report, the parties shall resolve said dispute in the manner set forth in paragraph 1.6 (c) and (d). The payment shall be made within ten (10) business days of the resolution of such dispute. Any payment due on any Contingent Amount Due shall bear interest at the rate of seven percent (7%) per annum commencing one hundred (100) days after the end of the period for which such Contingent Amount Due is calculated until such amount is paid to Sellers.


          Section 1.8 Closing. The closing ("Closing") of the Acquisition shall take place at the offices of Carlos & Abbott, P.A. located at 999 Ponce de Leon Blvd., Suite 1150, Coral Gables, Florida, at 10:00 A.M., on June 20, 1994 or at such other date or time as the parties hereto shall mutually agree in writing. The date of Closing shall hereinafter be referred to as the "Closing Date."



                             ARTICLE
            REPRESENTATIONS AND WARRANTIES OF SELLERS


          Sellers, jointly and severally, represent and warrant to MasTec as of the date hereof and as of the Closing Date as follows:

          Section   Organization.  DT is a corporation duly
organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Section
2.1 of the disclosure schedule delivered by Sellers to MasTec dated the date hereof (the "Disclosure Schedule"), DT is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Sellers shall deliver to MasTec accurate and complete copies of the Articles of Incorporation and By-Laws of DT, as currently in effect.

          Section   Capitalization.  The authorized capital stock
of DT consists solely of 10,000 shares of common stock. The Shares constitute all of the issued and outstanding shares of
common stock of DT.   All of the Shares are validly issued, fully
paid and nonassessable. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no preemptive rights, subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other agreements or commitments of any character obligating either DT to issue, transfer, sell, purchase or redeem any of its securities. Each Seller owns the number of DT Shares and set forth opposite his name on Section 2.2 of the Disclosure Schedule free and clear of all claims, liens, mortgages, pledges, security interests, assessments, restrictions, encumbrances or charges of any kind (collectively "Liens"). There are no voting trusts or other agreements or understandings to which any Seller is a party or by which any Seller is bound with respect to the voting of his Shares except as set forth in Section 2.2 of the Disclosure Schedule.

          Section   Subsidiaries and No Related Party
Transactions. DT has no subsidiaries or equity investments in any corporation, association, partnership, joint venture or other entity or person (collectively, "Person"). No Person related to, or owned by either of the Sellers is a supplier to, or a customer of, DT.

          Section   Authority Relative to this Agreement.  Each
Seller has full power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller, and constitutes a valid and binding agreement of each Seller, enforceable in accordance with its terms.

          Section   Consents and Approvals; No Violations.
Except as set forth in Section 2.5 of the Disclosure Schedule, no filing with, and no permit, authorization, consent or approval of, any court, or Federal, state, local or foreign administrative, governmental or quasi-governmental body ("Governmental Entity"), is necessary in connection with the execution and delivery by Sellers of this Agreement or the consummation by Sellers of the transactions contemplated by this Agreement. Except as set forth in Section 2.5 of the Disclosure Schedule, neither the execution and delivery by Sellers of this Agreement nor the consummation by Sellers of the transactions contemplated hereby nor compliance by Sellers with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of DT, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under or require consent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which DT or any Seller is a party or by which either of them or any of their properties or assets may be bound or (iii) subject to making the filings and obtaining the permits, authorizations, consents and approvals referred to in the preceding sentence, violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to DT each Seller or any of their properties or assets.

          Section   Financial Statements.  Sellers have
heretofore furnished copies of the following financial information of DT (collectively, the "Financial Statements") to
MasTec: (a) the audited balance sheets and statement of income, statement of retained earnings, statement of cash flows, (including the notes thereto) for DT as of and for the years ending March 31, 1993 and the nine (9) months ending December 31, 1993. Except as set forth in Section 2.6 of the Disclosure Schedule, each of the balance sheets (including the notes thereto) included in the Financial Statements fairly presents the financial position of DT, as of the respective dates thereof, and the other related statements (including the notes thereto) including therein fairly present the results of operations and the changes in financial position of DT as the case may be, for the respective fiscal years (or interim periods), except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals which individually and in the aggregate are not material. Each of the financial statements (including the notes thereto) included in the Financial Statements has been prepared in accordance with generally accepted accounting principles and practices consistently applied during the periods involved, except as otherwise noted therein. Except as set forth in the Section 2.6 of the Disclosure Schedule, DT maintained its books of account in the usual, regular and ordinary manner in accordance with generally accepted accounting principles applied on a consistent basis. Except as set forth in Section 2.6 of the Disclosure Schedule, since December 31, 1993, no material adverse change has occurred in the assets or liabilities, condition, financial or otherwise, or business or in the results of operations or prospects of DT.

          Section   No Undisclosed Liabilities.  Except as and to
the extent set forth in the audited balance sheets for the fiscal year ended December 31, 1993 or included in the Financial Statements, DT, as of December 31, 1993 had no material liabilities required by generally accepted accounting principles to be reflected on such balance sheets. Except as set forth in
Section 2.7 of the Disclosure Schedule, DT has not incurred any liabilities (absolute, accrued, contingent or otherwise) since December 31, 1993, except liabilities incurred in the ordinary course of business consistent with past practice, or in connection with effecting the transactions contemplated hereby.


          Section   No Default. Except as set forth in Section
2.8 of the Disclosure Schedule, DT is not in default or violation (and no event has occurred which, with the giving of notice, the lapse of time or the occurrence of any other event, would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or By-Laws, (ii) any note, bond, mortgage, indenture or other obligation to which DT is a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to DT.

          Section   Litigation.  Except as set forth in Section
2.9 of the Disclosure Schedule, there is no action, suit, administrative, judicial or arbitral proceeding, review or investigation pending or, to the best knowledge of Sellers, threatened, at law or in equity, or before any Governmental Entity, which, if adversely determined, could involve a liability to DT in excess of $25,000, or which could materially and adversely affect the right or ability of DT to carry on its business as now conducted or to consummate the transactions contemplated hereby.

          Section   Compliance with Applicable Law.  Except as
set forth in Section 2.10 of the Disclosure Schedule, neither of the Sellers nor DT is in violation of, or has violated within the last three years, any applicable provisions of any laws (including, without limitation, the Federal and state securities laws), statutes, ordinances or regulations in any material respect or any term of any judgment, decree, injunction or order outstanding against them, or any of them, which violation would have a material adverse effect on the financial condition of DT.

          Section   Taxes.

  statutor
  statutory period of limitations applicable to any Tax Returns required to be filed by DT.

              None of Sellers has any tax liability which could result in any lien hereafter being imposed on any of the Shares.

              As used in this Agreement, "Taxes" is defined to include all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local or foreign Taxing Authority, including, without limitation, income, capital, excise, property, sales, transfer, employment, payroll, withholding and franchise taxes and all interest, penalties or additions attributable to or imposed on or with respect to such assessments.

              As used in this Agreement, "Tax Return" is defined as any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any Federal, state, local, or foreign Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to Taxes.

          Section   Employee Benefit Plans.

             List of Plans. Set forth in Section 2.12 of the Disclosure Schedule is a true and complete list of all domestic and foreign: (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, deferred compensation, active, retiree or former employee medical, life, disability or accident benefits (whether or not insured), accrued leave, vacation, sick pay, sick leave, supplemental retirement or unemployment benefit plans, programs, arrangements or practices; and (iii) employment, termination, and severance contracts or agreements, whether or not any such plans, programs, arrangements, contracts, agreements or practices (referred to in clause (i), (ii) or (iii)) are in writing or are otherwise exempt from the provisions of ERISA, established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) by DT (including, for this purpose and for the purpose of all of the representations in this Section 2.12, all employers (whether or not incorporated) which by reason of common control are treated together with DT as a single employer within the meaning of Section 414 of the
  Code) since September 2, 1974 ("Employee Benefit Plans").

                 Status of Plans.  Except as set forth in
  Section 2.12 of the Disclosure Schedule, each Employee Benefit Plan has at all times been maintained and operated in substan tial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. Except as set forth in Section 2.12 of the Disclosure Schedule, no complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur and DT has no commitment, or understanding to create, modify or terminate any Employee Benefit Plan. Except as required by applicable law, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most current fiscal year thereof. Except as set forth in Section 2.12 of the Disclosure Schedule, DT (i) is not or has ever been a party to, contributed to, or had a legal obligation with respect to a multiemployer plan, as defined in
  Section 4001(a)(3) of ERISA, or (ii) is not a party to, or maintains or contributes to, any employee benefit plan subject to Title IV of ERISA and/or Section 412 of the Code.

              Liabilities.  No Employee Benefit Plan subject to
  Section 412 or 418B of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code. DT has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees or former employees of DT, including any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any liability of DT to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against MasTec by the PBGC.

          DT does not maintain any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code and DT is not subject to any liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. DT maintains no Employee Benefit Plan (whether qualified or non qualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities. DT maintains no Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

          Except as set forth in Section 2.12 of the Disclosure
Schedule, DT has no unfunded liabilities pursuant to any Employee
Benefit Plan that is not intended to be qualified under Section
401(a) of the Code.

          DT has not incurred any liability for any tax or excise tax arising under Section 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

          There are no actions, suits or claims pending, or, to the best knowledge of Sellers, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against DT or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

              Contributions. Full payment has been made of all amounts which DT is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which DT is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Except as set forth in Section 2.12 of the Disclosure Schedule, DT has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

              Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS. Except as set forth in Section 2.12 of the Disclosure Schedule, each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under
  Section 501(a) of the Code has been determined to be so exempt by the IRS. Since the date of each most recent determination referred to in this paragraph (e), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

              Transactions. Neither DT nor any of its directors, officers, employees or other Persons who partic ipate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any Person with standing to make such claim.

              Triggering Events. The execution and delivery of this Agreement and the consummation of the transactions con templated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of DT. Except as set forth in Section 2.12 of the Disclosure Schedule, no Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

              Documents. Sellers have, or by June 18, 1994, shall have delivered, or caused to be delivered, to MasTec and their counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) Form 5500 for each of the last three years for each Employee Benefit Plan required to file such Form; (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and record keeping agreements.

          Section   Employee Relations.  Except as set forth in
Section 2.13 of the Disclosure Schedule, DT is not a party to or subject to any collective bargaining agreements. Except as set forth in Section 2.13 of the Disclosure Schedule, no representation question exists respecting the employees of DT.
No controversies, disputes or proceedings are pending or threatened DT, on the one hand, and its employees (singly or collectively), on the other hand. DT currently complies in all material respects with the applicable laws, rules and regulations relating to employment and employment practices and have not and are not engaged in any unfair labor practice. Except as set forth in Section 2.13 of the Disclosure Schedule, DT has not received any notice alleging the failure to comply in any material respect with any such laws, rules or regulations.

          Section   Material Agreements and Contracts.  Section
2.14 of the Disclosure Schedule contains a true and complete list of all written agreements, contracts, contract rights, guarantees and commitments, and all amendments thereto, to which DT is a party and not disclosed in any other section of the Disclosure Schedule, which are material to the business of DT as presently conducted or the performance of which by any party thereto will involve consideration in an amount or fair market value in excess of $25,000. Each such contract or agreement is in full force and effect, and, to the best knowledge of Sellers, no party to any such contract or other agreement is in default thereunder, nor does any event, occurrence, condition or act exist which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would constitute a default thereunder.

          Section   Real Property; Leases.  Section 2.15 of the
Disclosure Schedule lists all real property owned by DT (the "Owned Real Property") or leased by DT as lessee or lessor (the "Leased Real Property"). Except as set forth on Section 2.15, DT has good and marketable title to the Owned Real Property free and clear of all Liens other than such Liens as would not affect the marketability of such title. All leases with respect to the Leased Real Property are in full force and effect. Except as set forth in Section 2.15 of the Disclosure Schedule, DT is in compliance in all material respects with the terms of any such lease and there exists no default under each such lease or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the occurrence of any other event or condition, would become a default under any such lease; and no waiver or indulgence has been granted by the lessor under any such lease. Except as set forth in Section 2.15 of the Disclosure Schedule, DT has not received or been served with any notice of condemnation or other taking by way of eminent domain with respect to any of the Owned Real Property or Leased Real Property. The current use by DT of the Owned Real Property and the Leased Real Property complies in all material respects with all applicable zoning laws and building ordinances. All buildings and structures owned or leased by DT are in good operating condition and in a state of good maintenance and repair, and are adequate and suitable in all material respects for the purposes for which they are presently used.

          Section   Title to and Condition of Certain Personal
Property. The personal property reflected in the balance sheet of DT at December 31, 1993, comprise all of the personal property owned by DT, and used in connection with the operation of their businesses (the "Personal Property") as now conducted, except for personal property sold or retired in the ordinary course of business consistent with past practice. Except as set forth in
Section 2.16 of the Disclosure Schedule, DT has good and marketable title to all Personal Property free and clear of all liens. Except as set forth in Section 2.16 of the Disclosure Schedule, all such Personal Property is in good operating condition and in a state of good maintenance and repair, normal wear and tear excepted, and is adequate and suitable for the purposes for which it is presently used.

          Section   Insurance.  Section 2.17 of the Disclosure
Schedule sets forth a true and complete list and brief description of all policies of insurance (including all bonding arrangements) owned or held by DT. Such policies, with respect to their amounts and types of coverage, are adequate to insure against all material risks to which DT is normally exposed in the operation of its businesses and against which it is customary to insure. Since December 31, 1993, there has not been any material adverse change in the relationship between DT, on one hand, and their respective insurers, on the other hand.

          Section   Environmental Matters.  Except as disclosed
in Section 2.18 of the Disclosure Schedule, DT has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, any laws or regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials (as defined below) either now or at any time during the past three years. Except as disclosed in Section 2.18 of the Disclosure Schedule, DT has complied in all material respects with all Environmental Laws (as defined below) except those Environmental Laws the noncompliance with which would not have a material adverse effect on the financial condition of DT. For purposes of this Section 2.18, "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. 6901-6987 and any amendments thereto ("RCRA"), and
(iii) any similar Federal, state or local environmental statute (together with CERCLA and RCRA, the "Environmental Laws").

          Section   Disclosure.  Neither this Agreement, nor any
certificate delivered in accordance with the terms hereof nor any document or statement in writing which is delivered by or on behalf of Sellers to MasTec or any of their representatives or agents in connection with the transactions contemplated hereby, when taken as a whole, contains an untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

          Section   Finders' Fees.   Other than London Capital
Corporation, there is no broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, DT or Sellers who might be entitled to any fee or commission from any Person in connection with the transactions contemplated by this Agreement. Sellers shall be liable for the payment of any fee due to London Capital Corporation.

          Section   Licenses and Permits.  DT has obtained and
maintains all licenses and permits required to be obtained or maintained by DT to operate its businesses in any material respect in the manner presently conducted. Section 2.21 of the Disclosure Schedule contains a true and complete list of all such permits .

          Section   Powers of Attorney and Suretyships.  Section
2.22 of the Disclosure Schedule contains a true and complete list showing (a) the names of all Persons holding powers of attorney from DT and a summary statement of the material terms thereof and
(b) the names of all Persons standing in the position of surety to, or otherwise holding rights of subrogation against, DT under a performance, surety or other bond or similar instrument and a summary statement of the material terms thereof.
          Section   Intellectual Property.  Except as set forth
in Section 2.23 of the Disclosure Schedule, DT owns all right, title and interest in the Intellectual Property (as defined below) necessary to the operation of its business. To the extent set forth in Section 2.23 of the Disclosure Schedule, each item of Intellectual Property has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, and each such registration, filing and issuance remains in full force and effect. Except as set forth in Section 2.23 of the Disclosure Schedule, no claim adverse to the interests of DT in the Intellectual Property has been, to the best knowledge of Sellers, threatened or asserted, and no Person has infringed or otherwise violated DT's rights in any of the Intellectual Property. For purposes of this Section 2.23, "Intellectual Property" means domestic and foreign patents and patent applications, registered and unregistered trademarks, service marks, trade names, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information.

          Section   Best Efforts.  Subject to the terms and
conditions of this Agreement, Sellers shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the prompt preparation and filing of all forms, registrations and notices required to be filed by Sellers or DT to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions and waivers by any Governmental Entity or other third party. Sellers shall promptly consult with MasTec with respect to, provide any necessary information with respect to and provide MasTec (or its counsel) copies of, all filings made by Sellers with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. From and after the Closing Date, Sellers shall, from time to time, execute and deliver such further instruments of conveyance, assignment and transfer, and take or cause to be taken, such other action for the more effective conveyance, assignment and transfer of the Shares to MasTec and shall lend all reasonable assistance to MasTec to carry out the intentions and purposes of this Agreement.

          Section   Retention of Shares.  Sellers shall not,
prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares (or any interest therein) nor grant any options or similar rights with respect to any of the Shares.

          Section 2.26  Work in Process.     Section 2.26 of the
Disclosure Schedule contains a true and complete list of the work in process of DT as of the date set forth thereon, including the name of the customer, cost and billings to date and the percentage of completion of the work finished as of April 30, 1994.

          Section 2.27 HSR Compliance. The total assets of DT as set forth in its most recent regularly prepared balance sheet plus the total assets of either Seller as set forth on his most recent regularly prepared balance sheet or if such document does not exist, on the Closing Date, shall be less than Ten Million Dollars ($10,000,000.). For purposes of this Section 2.27 assets are defined as set forth in the Hart-Scott Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder.



                             ARTICLE
                 REPRESENTATIONS AND WARRANTIES
                            OF MASTEC

          MasTec represents and warrants to each Seller as of the date hereof and as of the Closing Date as follows:

          Section   Organization.  MasTec is a corporation duly
organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. MasTec is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. MasTec has heretofore delivered to Sellers accurate and complete copies of the Certificate of Incorporation and By-Laws, as currently in effect, of MasTec.


          Section   Authority Relative to this Agreement.
Subject to approval by the Board of Directors of MasTec, MasTec has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon approval by the Board of Directors of MasTec, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly and validly authorized by MasTec and no other corporate proceedings on the part of MasTec will be necessary to authorize this Agreement or to consummate the transactions so contemplated. Upon such approval, this Agreement will be duly and validly executed and delivered by MasTec and will constitute a valid and binding agreement of MasTec, enforceable against it in accordance with its terms.

          Section   Consents and Approvals; No Violations.
Except as set forth in Section 3.3 of the MasTec Disclosure Schedule, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity, is necessary in connection with the execution and delivery by MasTec of this Agreement or the consummation by MasTec of the transactions contemplated by this Agreement. Except as set forth in Section
3.3 of the MasTec Disclosure Schedule, neither the execution and delivery of this Agreement by MasTec, nor the consummation by MasTec of the transactions contemplated hereby nor compliance with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of MasTec, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under or require consent under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which MasTec is a party or by which it or any of its properties or assets may be bound or (iii) subject to making the filings and obtaining the permits, authorizations, consents and approvals referred to in the preceding sentence, violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to MasTec, or any of its properties or assets.


          Section 3.4 Investor Representations. MasTec represents and warrants that it is purchasing the shares for investment purposes and not with a view to the distribution thereof. MasTec agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Shares), except in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act. MasTec represents that it has acquired such information about DT, and has had an opportunity to ask such questions of Sellers and DT's officers, as it has deemed necessary in order to make an informed investment decision concerning the Shares. MasTec further represents that it has such knowledge, and the sophistication necessary to use such knowledge, to make an informed investment decision and that it has the ability to bear the economic risks of its investment. Nothing set forth in this Section 3.4 shall in any manner whatsoever effect MasTec's right to rely upon the representations and warranties of Sellers set forth in this Agreement or any Schedule or Exhibit provided by or on behalf of Seller as part of the acquisition contemplated by this Agreement or any certificate or document delivered to MasTec as part of this Agreement including but not limited to MasTec's right to seek indemnification, as provided in Article IX, for any misrepresentation or breach of any warranty made by any Seller in this Agreement .





                             ARTICLE
                      COVENANTS OF SELLERS

          During the period from the date of this Agreement and continuing until the Closing Date (except as otherwise indicated), Sellers, jointly and severally, covenant to MasTec, except as contemplated or permitted by this Agreement or as MasTec shall otherwise consent in writing (which consent shall not be unreasonably denied):

          Section   Conduct of Business.  DT shall carry on its
businesses in the ordinary course consistent with past practice and use its best efforts to preserve intact its present business organization and preserve its relationships with its customers.

          Section Dividends; Reclassification; and Redemptions. Except as set forth in Section 4.2 of the Disclosure Schedule, DT shall not (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) repurchase, redeem or otherwise acquire any of its securities.

          Section   Issuance of Securities.  DT shall not
authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except upon the conversion or exercise of options, warrants and other rights currently outstanding, or amend any of the terms of any such securities or agreements in effect on the date hereof.

          Section   Articles of Incorporation and By-Laws.  DT
shall not amend its Articles of Incorporation or By-Laws.

          Section   Assets.  DT shall not acquire, sell, lease,
encumber, transfer or dispose of any assets except in the ordinary course of business consistent with past practice.

          Section   Indebtedness.  Except as set forth in Section
4.6 of the Disclosure Schedule, DT shall not incur any indebtedness for borrowed money or guarantee any indebtedness except in the ordinary course of business in an aggregate amount not to exceed $25,000. DT shall not issue or sell any debt securities or warrants or rights to acquire any debt securities of DT or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon except to secure permitted indebtedness.

          Section   Payment of Liabilities.  DT shall not pay,
discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities (i) reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of DT as of December 31, 1993, (ii) incurred in the ordinary course of business consistent with past practice since December 31, 1993, or (iii) incurred in connection with effecting the transactions contemplated by this Agreement.

          Section   Accounting Practices.  DT shall not change
any of the accounting principles or practices used by it (except as required by generally accepted accounting principles).

          Section   Material Rights.  DT shall not make or permit
any amendment or termination of any material contract, agreement or license to which it is a party or by which its business may be bound otherwise than in the ordinary course of business consistent with past practice, or waive or release any material rights, whether or not in the ordinary course of business.

          Section   Capital Expenditures.  DT shall not make or
commit to make capital expenditures in the aggregate exceeding
$25,000.

          Section   Employee Benefit Plans.  Except as set forth
in Section 4.11 of the Disclosure Schedule, DT shall not (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between itself and one or more of its directors, executive officers or employees, except as may be required by applicable law or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (other than increases made in the ordinary course of business consistent with past practice) or pay any benefit not required by any such plan or arrangement.

          Section   No Solicitations.  Sellers shall immediately
cease and cause to be terminated any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any merger, sale of a significant portion of the assets, recapitalization, sale of shares of capital stock or other extraordinary transaction (each, an "Acquisition Transaction") involving DT. Sellers shall not, and shall use their best efforts to ensure that none of their affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any Person or group (including any third parties referred to in the first sentence of this Section 4.12) to pursue any Acquisition Transaction (other than the transactions contemplated by this Agreement), provided that such persons may participate in negotiations with or furnish information to a third party (pursuant to a confidentiality agreement in form acceptable to the Board of Directors of DT), if the Board of Directors determines upon written opinion of counsel that such actions are required pursuant to the exercise of the Board's fiduciary duty under applicable law. Sellers shall promptly advise MasTec of any such inquiries or proposals initiated by others regarding an Acquisition Transaction.

          Section   Access to Information.  During the period
prior to the Closing Date, upon reasonable notice, DT shall afford to the officers, employees, accountants, counsel and other advisers of MasTec (collectively "Representatives"), access, during normal business hours, to the officers, employees, accountants, counsel and other advisers of DT having knowledge of the operation of their businesses and to properties, books, contracts, commitments and records of DT; provided, however, that in conducting such activities, MasTec and the MasTec Subsidiaries shall not, and shall cause their Representatives not to, unduly interfere with the business and employees of DT. During such period, DT shall furnish promptly to MasTec and its Representatives all information concerning their businesses, properties and personnel as MasTec may reasonably request. Sellers also shall deliver to MasTec for inspection and copying by it and its Representatives, true and complete copies of all documents listed or described in the Disclosure Schedule, and all amendments, modifications, endorsements, and waivers thereof.

          Section   Books and Records.  DT will maintain its
books of account and records in the ordinary course of business consistent with past practice.

          Section 4.15 Insurance. DT will use its best efforts to maintain in full force and effect all polices of insurance now held by it or otherwise naming it as a beneficiary or a loss payee and shall inform MasTec of any notice of cancellation or non-renewal of any insurance policy or binder.

          Section   Leases.  DT will not enter into any real
property lease or any personal property leases pursuant to which payments may be made by or to DT in an amount exceeding $25,000 in the aggregate.

          Section   Compliance with Applicable Laws.  The
business of DT will be conducted in compliance with all applicable laws, ordinances, rules, regulations, decrees and orders of all Governmental Entities.

          Section   Inconsistent Actions.  DT shall not take any
action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue on the Closing Date.

          Section   Notification.  Sellers shall promptly notify
MasTec in writing if any Seller becomes aware of any misrepresentation, breach of warranty or non-fulfillment of any covenant made by DT and shall have a period of ten business days from the date on which such Seller became aware thereof to cure such defect; provided, however, that in no event shall the period for the cure of such defect extend beyond the Closing Date.

          Section   Retention of Shares.  Sellers shall not,
prior to the Closing Date, sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares (or any interest therein) nor grant any options or similar rights with respect to any of the Shares.

          Section   Best Efforts.  Subject to the terms and
conditions of this Agreement, Sellers shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the prompt preparation and filing of all forms, registrations and notices required to be filed by Sellers or DT to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions and waivers by any Governmental Entity or other third party. Sellers shall promptly consult with MasTec with respect to, provide any necessary information with respect to and provide MasTec (or its counsel) copies of, all filings made by Sellers with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. From and after the Closing Date, Sellers shall, from time to time, execute and deliver such further instruments of conveyance, assignment and transfer, and take or cause to be taken, such other action for the more effective conveyance, assignment and transfer of the Shares to MasTec and shall lend all reasonable assistance to MasTec to carry out the intentions and purposes of this Agreement.
          Section   Confidentiality.  DT shall use all non-public
information delivered by or on behalf of MasTec or any MasTec Subsidiary to Sellers or any of Sellers' Representatives (as defined in Section 4.13) solely for the purpose of evaluating the Acquisition and shall not disclose such information to any other Person or use such information for any other purpose, except as required by applicable law or legal process, without the prior written consent of MasTec. Sellers shall inform Sellers' Representatives of the confidential nature of such information and shall obtain the agreement of each such Sellers' Representative to maintain and use such confidential information in a manner consistent with the provisions of this Section 4.21. If this Agreement is terminated, Sellers will, and will cause Sellers' Representatives to, destroy or deliver to MasTec all documents, work papers and other materials containing any non-public information furnished by MasTec, any MasTec Subsidiary or any of their Representatives, whether obtained before or after the date of execution hereof.




                             ARTICLE
                       COVENANTS OF MASTEC

unreasona
unreasonably denied):


          Section   Notification.  MasTec shall promptly notify
Sellers in writing if MasTec or any MasTec Subsidiary becomes aware of any misrepresentation, breach of warranty or non-fulfillment of any covenant made herein by MasTec or any MasTec Subsidiary and shall have a period of ten business days from the date on which MasTec or any MasTec Subsidiary became aware thereof to cure such defect, provided however, that in no event shall the period for the cure of such defect extend beyond the Closing Date.

          Section   Best Efforts.  Subject to the terms and
conditions of this Agreement, MasTec shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the prompt preparation and filing of all forms, registrations and notices required to be filed by MasTec to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions and waivers by any Governmental Entity or other third party. MasTec shall promptly consult with Sellers with respect to, provide any necessary information with respect to and provide Sellers (or their counsel) copies of, all filings made by MasTec with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. From and after the Closing Date, MasTec shall, from time to time, execute and deliver such further instruments of conveyance, assignment and transfer, and take or cause to be taken, such other action for the more effective conveyance, assignment and transfer of the MasTec Shares to Sellers and shall lend all reasonable assistance to Sellers in order to carry out the intentions and purposes of this Agreement.

          Section   Confidentiality.  MasTec and the MasTec
Subsidiaries shall use all non-public information delivered by or on behalf of Sellers or DT to MasTec, any MasTec Subsidiary or any of their Representatives solely for the purpose of evaluating the Acquisition and shall not disclose such information to any other Person or use such information for any other purpose, except as required by applicable law or legal process, without the prior written consent of Sellers. MasTec and the MasTec Subsidiaries shall inform their Representatives of the confidential nature of such information and shall obtain the agreement of each such Representative to maintain and use such confidential information in a manner consistent with the provisions of this Section 5.3. If this Agreement is terminated, MasTec and the MasTec Subsidiaries will, and will cause their Representatives to, destroy or deliver to Sellers all documents, work papers and other materials containing any non-public information furnished by DT or any of their representatives, whether obtained before or after the date of execution hereof.

          Section 5.4    Termination of Pension and Profit
Sharing Plans.   MasTec shall, after the Closing, terminate all
pension and profit sharing plans of DT. The cost of such termination, including legal, accounting and administrative fees, costs, filing fees with governmental agencies, and contributions required to be made to the pension plan prior to termination but after the Closing Date shall be borne by MasTec. Any contribution for unfunded liabilities of the pension plan arising prior to the Closing Date shall be paid by Sellers.

          Section 5.5 Personal Liabilities of Sellers. MasTec shall indemnify, defend and hold Sellers harmless from and against any cost, expense or liability of any kind, which any Seller became aware of after the Closing Date, and was not aware of prior to the Closing Date, including attorneys' fees and litigation costs, suffered or incurred by either Seller by reason of any guaranty, indemnity or other undertaking by such Seller to answer for or insure payment or performance of any obligations by DT .


          Section 5.6    Taxes.   The parties believe there may
be certain additional Taxes due by DT for Federal Income Taxes due for the year ending December 31, 1993. MasTec and Sellers shall cooperate with each other to determine the amount, if any, of such Taxes. Sellers shall be liable for the payment of all such Taxes and shall reimburse DT upon the payment of such Taxes.
          Section 5.7 Environmental Clean Up. On or before December 31, 1994, Sellers, at their sole cost and expense, shall cause the two (2) underground storage tanks located on the DT Owned Real Property to be removed and to cause any Hazardous Materials located on the DT Owned Real Property to be removed in accordance with Federal, State and local Environmental Laws, rules and regulations.



                             ARTICLE
                           CONDITIONS

cond
conditions, unless waived by the parties hereto:

                 This Agreement, the transactions contemplated hereby shall have been duly approved by the Board of Directors
  (and, to the extent required, a committee of the Board of Directors) of MasTec;

                 No action or proceeding shall have been
  instituted to restrain or prohibit any of the transactions contemplated hereby;

          (c)  The consents required to be obtained by each party
(as set forth in Section 2.5 and Section 3.3) have been obtained.

          Section   Conditions of Obligations of MasTec.  The
obligations of MasTec to consummate the Acquisition are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by MasTec:

                 No claim entitling MasTec to indemnification for misrepresentation or breach of warranty by Sellers, or any of them, pursuant to Section 9.1(a) shall have arisen;

                 Each Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to have been performed or complied with by such person at or prior to the Closing Date;

                 Sellers shall ahve made or caused to be made all the deliveries to MasTec set forth in Section 7.1 hereof:

                 No bankruptcy, reorganization, arrangement or insolvency proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors shall have been instituted by or against any Seller or DT, and none of them shall have applied for or consented to the appointment of a custodian, trustee or receiver for himself or itself; and
                 No material adverse change shall have occurred in the assets or liabilities, condition, financial or otherwise, or business or in the results of operations or prospects of DT.

          Section   Conditions to Sellers' Obligations to
Consummate the Acquisition. The obligations of Sellers to consummate the Acquisition are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Sellers:

              No claim entitling any Seller to indemnification for misrepresentation or breach of warranty by MasTec pursuant to Section 9.1(b) shall have arisen;

              MasTec shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to have been performed or complied with by it at or prior to the Closing Date;

              MasTec shall have made or caused to be made all the deliveries to Sellers set forth in Section 7.2 hereof;



                             ARTICLE
                       CLOSING DELIVERIES

          Section   Deliveries by Sellers.  Prior to or on the
Closing Date, Sellers shall deliver or cause to be delivered to MasTec the following, in form and substance reasonably satisfactory to MasTec and its counsel:

              Secretary's Certificate. A certificate, dated as of the Closing Date, containing a copy of the Articles of Incorporation and By-Laws of DT, together with all amendments thereto, certified by the Secretary or Assistant Secretary of each company, and a Certificate of Good Standing certified by an appropriate state official of the State of Florida;

              Seller's Certificate. A certificate, dated as of the Closing Date, executed by each Seller certifying: (i) that the representations and warranties of such Seller contained in this Agreement are true and complete as of the Closing Date as though made on and as of such date, except for changes contemplated by this Agreement and (ii) that such Seller has, in all material respects, performed all of his obligations and complied with all of his covenants set forth in this Agreement to be performed and complied with by him on or prior to the Closing Date;

              Share Certificates.  Certificates evidencing the
  Shares, together with appropriate stock powers executed in blank; and

              Opinion of Counsel.  The opinion of Cummings,
  Lawrence & Vezina, P.A., counsel for Sellers, dated as of the Closing Date, substantially to the effect set forth in Exhibit
  B attached hereto.

          Section   Deliveries by MasTec.  Prior to or on the
Closing Date, MasTec shall deliver to Sellers the following, in form and substance reasonably satisfactory to Sellers and their counsel.

              Officers' Certificate. A certificate, dated as of the Closing Date, executed by the Chief Executive Officer and Chief Financial Officer of MasTec certifying (i) that the representations and warranties of MasTec contained in this Agreement are true and complete as of the Closing Date as though made on and as of such date, and (ii) that MasTec has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed or complied with by it on or prior to the Closing Date;

              Cash to Close.  Payment of One million
  ($1,000,000.) dollars by cashier's check or wire transfer.

              Opinion of Counsel.  The opinion of Carlos &
  Abbott, P.A., independent special counsel to MasTec, dated as of the Closing Date, substantially to the effect set forth in Exhibit C attached hereto.

          (d)  The Note.




                             ARTICLE
                    TERMINATION AND AMENDMENT

          Section   Termination.  This Agreement may be
terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Acquisition by the Directors of MasTec:

                 by mutual written consent of MasTec and
  Sellers;

                 by MasTec on or prior to June 18, 1994, based upon its financial and legal due diligence in its sole and absolute discretion;

                 by MasTec or the Sellers if the Closing shall not have occurred on or before June 30, 1994 (unless the failure to consummate the Acquisition by such date shall have resulted primarily from MasTec or Sellers breaching any warranty or covenant in this Agreement);

          Section   Effect of Termination.  In the event of the
termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith terminate without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than any liability of any party then in breach pursuant to Section 9.4; provided, however that the provisions of this Section 8.2 and Sections 10.5 through 10.9, and the confidentiality provisions of Section 4.21 and 5.3, shall survive any such termination.

          Section   Extension; Waiver.  At any time prior to the
Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No extension of time in which to perform and no waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such extension of time or waiver is sought, and then only to the extent expressly specified therein.


                             ARTICLE
                            REMEDIES

          Section   Indemnification.

              Indemnification by Sellers. Sellers, jointly and severally, shall indemnify, defend and hold MasTec, each MasTec Subsidiary and their respective officers, directors, agents and representatives harmless from all claims, losses, damages, costs and expenses incurred by any of them, directly or indirectly, including, without limitation, all reasonable legal fees incurred in investigating, litigating (at trial or appellate level) or otherwise resolving any dispute (collectively, "Damages"), arising out of or in connection with any of the following:

                                    any misrepresentation or
                     breach of any warranty made by any Seller in this Agreement or any certificate or document delivered to MasTec pursuant hereto;

                                    any breach of any covenant,
                     agreement or obligation to be performed by any Seller contained in this Agreement; or

                                    any transfer taxes payable
                     with respect to the transfer of the Shares to MasTec pursuant hereto.


              Indemnification by MasTec. MasTec shall indemnify, defend and hold Sellers, DT and their respective officers, directors, agents and representatives harmless from all Damages incurred by any of them arising out of or in connection with any of the following:

                                    any misrepresentation or
                     breach of any warranty made by MasTec in this Agreement or any certificate or document delivered to Sellers pursuant hereto; or

                                    any breach of any covenant,
                     agreement or obligation to be performed by MasTec contained in this Agreement.

                 Liability. Except for any liability arising from Taxes or any liability arising from Employee Benefit Plans, for purposes of this Section 10.1, Sellers shall be deemed to have made a misrepresentation or to have breached a warranty only if the Damages suffered by MasTec as a result thereof shall exceed $10,000. For purposes of this Section 10.1, Sellers shall be deemed to have made a misrepresentation or to have breached a warranty related to Taxes or Employee Benefit Plans if the Damages suffered by MasTec as a result thereof shall exceed One hundred dollars ($100.00) MasTec shall be deemed to have made a misrepresentation or to have breached a warranty only if the Damages suffered by Sellers shall exceed $10,000. No claim for indemnification shall be made under this Agreement for any cost or expense to the extent such is reimbursed by any insurance coverage.

              Survival of Obligations. The obligations of the parties hereto to indemnify, defend and hold harmless pursuant to this Article IX shall survive the Closing and shall continue for as long as the representation, warranty, covenant, agreement or obligation giving rise to the obligation to indemnify shall survive pursuant hereto.


          Section   Third Party Claim Procedure.  If a third
party (including, without limitation, a Governmental Entity) asserts a claim against a party to this Agreement and indemnification in respect of such claim is sought under the provisions of this Article IX by such party against another party to this Agreement, the indemnified party shall promptly (but not later than 15 business days prior to the time when an answer or other responsive pleading or notice with respect to the claim is required) give written notice to the indemnifying party of such claim. The indemnifying party shall have the right at its election to take over the defense or settlement of such claim by giving prompt written notice to the indemnified party at least five business days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the indemnifying party makes such election, it may conduct the defense of such claim through counsel or representatives of its choosing (subject to the indemnified party's approval of such counsel or representatives, which approval shall not be unreasonably withheld), shall be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of claim to the extent it produces Damages to the indemnified party. The indemnifying party shall not settle any such claim without prior notice to and consultation with the indemnified party and no such settlement involving any equitable relief or which might have a material and adverse effect on the indemnified party shall be agreed to without the written consent of the indemnified party. So long as the indemnifying party is diligently contesting any such claim in good faith, the indemnified party may pay or settle such claim only at its own expense. Within 20 business days after the receipt by the indemnifying party of written request made by the indemnified party at any time, the indemnifying party shall make financial arrangements reasonably satisfactory to the indemnified party, such as the posting of a bond or a letter of credit, to secure the payment of its obligations under this Article IX in respect of such claims. If the indemnifying party does not make such election, or having made such election does not proceed diligently to defend such claim, or does not continue diligently to contest such claim, or does not make the financial arrangements described in the immediately preceding sentence, then the indemnified party may, upon 10 business days' written notice and at the expense of the indemnifying party, take over the defense of and proceed to handle such claim in its exclusive discretion and the indemnifying party shall be bound by any defense or settlement that the indemnified party may make in good faith with respect to such claim. The parties shall cooperate in defending such third party claims and the defending party shall have access to records, information and personnel in control of the other party or parties which are pertinent to the defense thereof.


          Section   Remedies Cumulative.  Except as otherwise
provided in Section 9.4 and elsewhere herein, the rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. Nothing herein shall be construed to require any of the parties hereto to elect among remedies.


and
and 6.3(d) shall not have been satisfied or waived or because MasTec fails to close, MasTec shall pay the sum of $100,000 to Sellers, provided that all of the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied or waived. If the transactions contemplated hereby are not consummated because any one or more of the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) and 6.2(d) shall not have been satisfied or waived or because any Seller fails to close, Sellers, jointly and severally, shall pay the sum of $100,000 to MasTec, provided that all of the conditions set forth in Sections 6.1 and 6.3 shall have been satisfied or waived. The parties hereto acknowledge that their damages resulting from a failure to close in the circumstances described in this Section 9.4 are impossible to determine as of the date hereof and that the sum of $100,000 is a reasonable estimate of such damages. In the event either party fails to consummate the transactions contemplated hereby, the other parties hereto shall have no rights or remedies on account of any misrepresentation, or breach of warranty or covenant by the defaulting party, other than as provided in this Section 9.4 and in Section 10.7.

          Section 9.5  Payment of Indemnification Obligation.
In the event either party to this Agreement shall obtain against the other a final arbitration award or judgement of any court having jurisdiction over the parties hereto, the amount of such award or judgement may be set off against any payments otherwise due to such party in connection with this Agreement, the Note or the transactions contemplated hereby. All indemnification by MasTec, on the one hand, or the Sellers, on the other hand (to the extent not satisfied in the manner specified in the preceding sentence), shall be effected by payment of cash or delivery of a cashiers' or certified check in the amount of the indemnification liability.


                             ARTICLE
                          MISCELLANEOUS

          Section   Survival of Representations and Warranties.
All of the representations and warranties of the parties contained herein shall survive the Closing (even if the other parties knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and shall continue in full force and effect until December 31, 1998.

a
addresses (or at such other address for a party as shall be specified by like notice):

             if to MasTec, to

          MasTec, Inc.
          Attn:  Jorge Mas, President
          Doral Financial Center
          8600 N.W. 36 Street
          Miami, FL  33166
          Fax: (305) 599-1572
          with copies to:

          Eliot C. Abbott, Esq.
          Carlos & Abbott, P.A.
          999 Ponce de Leon Blvd.
          Suite 1150
          Coral Gables, FL  33134
          Fax: (305) 443-8617

         ; and
               if to any Seller, to the attention of such Seller

          c/o
          Designed Traffic Installation Co.
          4345 N.E. 12th Terrace
          Fort Lauderdale, FL  33334
          Fax:  (305) 561-3588
          with copies to:

          David J. Metcalf, Esq.
          Cummings Lawrence & Vezina
          1004 DeSoto Park Drive
          Tallahassee, FL  32301
          Fax:  (904) 656-0329

          Section   Descriptive Headings.  The descriptive
headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section   Counterparts.  This Agreement may be executed
in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

          Section   Entire Agreement; Assignment.  This Agreement
(including the Schedules and Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, successors and assigns of the parties hereto, provided, however, that this Agreement shall not be assigned by any party without the prior written consent of the other parties hereto.

          Section   Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State of Florida without regard to any applicable principles of conflicts of law. MasTec agrees to the irrevocable designation of the Secretary of State of the State of Florida as its agent upon whom process against it may be served. Each of Sellers agrees to the irrevocable designation of David J. Metcalf as his agent upon whom process against him may be served. Each of the parties hereto agrees to personal jurisdiction in any action brought under this Agreement in any court, Federal or State, within the State of Florida having subject matter jurisdiction over such action. The parties to this Agreement agree that any suit, action, claim, counterclaim or proceeding arising out of or relating to this Agreement shall be instituted or brought in the United States District Court for the Southern District of Florida, or, in the absence of jurisdiction, the state court located in Dade County. Each party hereto waives any objection which it may have now or hereafter to the laying of the venue of any such suit, action, claim, counterclaim or proceeding, and irrevocable submits to the jurisdiction of any such court in any such suit, action, claim, counterclaim or proceeding.

          Section   Expenses.  Except as otherwise provided in
Section 9.4, the Sellers shall bear all of their expenses, and MasTec shall bear all of its expenses, incurred in the negotiation, documentation and consummation of the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of counsel, accountants and financial advisers. Except as otherwise provided in Article IX, in the event of litigation between the parties hereto as to any matter arising under this Agreement or relating to the subject matter hereof, the prevailing party shall be entitled to recover from the other party or parties to the extent not recoverable under
Article IX all of its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in such litigation (including appellate litigation).

          Section   Publicity.  The parties hereto agree that
they will consult with each other concerning any proposed press release or public announcement pertaining to the Acquisition and shall not issue any press release or public announcement without the prior consent of the other party; provided, that nothing herein shall restrict any public announcement or other disclosure which a party deems in good faith to be required to be made by law or other applicable NASDAQ rule (in which case such party shall advise the other party prior to making the disclosure).

          Section   Parties in Interest.  This Agreement shall be
binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section   Construction.  This Agreement has been
prepared jointly by, and is the product of extensive negotiations between, the parties hereto, and, accordingly, shall not be interpreted more strictly against any one party.

          Section   Disclosure Schedules.  The parties hereto may
from time to time amend or supplement the information contained in their respective disclosure schedules delivered pursuant hereto at any time on or before June 18, 1994. Information disclosed in one or more sections of a disclosure schedule delivered pursuant hereto shall be deemed to be incorporated in the other sections thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   SELLERS:




               /s/ Jack T. Clem
            _____________________________
     Name:  Jack T. Clem



           /s/ Eben J. Rieger
_____________________________                               Name:
Eben J. Rieger



Attest:                            MASTEC, INC.


                              /s/ Jorge Mas
By:                                     By:
Name:                         Name:  Jorge Mas
Title:                        Title:    President



                           SCHEDULE I




     Jack T. Clem        Three thousand (3,000) shares

     Eben J. Rieger Three thousand (3,000) shares



                           AT CLOSING




     Jack T. Clem        Five hundred thousand dollars
($500,000.)

     Eben J. Rieger Five hundred thousand dollars ($500,000.)




                   FIRST ADDENDUM TO AGREEMENT


      THIS FIRST ADDENDUM TO AGREEMENT ("First Addendum") is made as of the 17th day of June, 1994, by and among Jack T. Clem and Eben J. Rieger ("Sellers") and MasTec, Inc., a Delaware corporation (MasTec). All capitalized terms used but not defined herein have the meanings specified in the Agreement (as defined below).

      WHEREAS, the parties hereto have executed and delivered the Agreement dated as of June 15, 1994, pursuant to which MasTec has agreed to purchase, and the Sellers have agreed to sell, the Shares of Designed Traffic Installation, Co. (the "Agreement");

      WHEREAS, the parties hereto wish to amend the Agreement as set forth herein;

      NOW THEREFORE, the parties, intending to be legally bound and in consideration of the promises herein contained, agree as follows:


     1.   Section 5.7 is omitted in its entirety

     2.   Section 4.22 is added and reads as follows:

           Environmental Clean Up. On or before December 31, 1994, Sellers, at their sole cost and expense, shall cause the two (2) underground storage tanks located on the DT Owned Real Property to be removed and cause any Hazardous Materials located on the DT Owned Real Property to be removed in accordance with Federal, State and local Environmental Laws, rules and regulations.

      3. The reference in Section 9.4 to Section 6.3(d) is hereby deleted.

     4.   Section 8.1 (b) is amended to read as follows:

           By MasTec on or prior to June 20, 1994, based on its financial and legal due diligence in its sole and absolute discretion.

     5.   Section 10.11 is modified to read as follows:

          Disclosure Schedules. The parties hereto may from time to time amend or supplement the information contained in their respective disclosure schedules delivered pursuant hereto at any time on or before June 20, 1994. Information disclosed in one or more sections of a disclosure schedule delivered pursuant hereto shall be deemed to be incorporated in the other sections thereof.

      6. Counterparts. This First Addendum may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed be less than all, but together signed by all of the parties hereto.

      7.    Governing  Law.       This First  Addendum  shall  be
governed and construed in accordance with the laws of the State of Florida without regard to any applicable principles of conflicts of law.


      IN WITNESS WHEREOF, the parties hereto have executed this Addendum to Agreement as of June 17, 1994.


                                   SELLERS:



          /s/ Jack T. Clem
_____________________________
                                   By:  Jack T. Clem

          /s/ Eben J. Rieger
_____________________________
                                   By: Eben J. Rieger


                                   MASTEC, INC.


          /s/ Jorge Mas
_____________________________
     By:  Jorge Mas, President





                  SECOND ADDENDUM TO AGREEMENT


     THIS SECOND ADDENDUM TO AGREEMENT ("Second Addendum") is made as of the 20th day of June, 1994, by and among Jack T. Clem and Eben J. Rieger ("Sellers") and MasTec, Inc., a Delaware corporation (MasTec). All capitalized terms used but not defined herein have the meanings specified in the Agreement (as defined below).

     WHEREAS, the parties hereto have executed and delivered the Agreement dated as of June 15, 1994, pursuant to which MasTec has agreed to purchase, and the Sellers have agreed to sell, the Shares of Designed Traffic Installation, Co. (the "Agreement") which was ammended by First Addendum dated June 17, 1994;

     WHEREAS, the parties hereto wish to amend the Agreement as set forth herein;

     NOW THEREFORE, the parties, intending to be legally bound and in consideration of the promises herein contained, agree as follows:



     1.   Section 8.1 (b) is amended to read as follows:

          By MasTec on or prior to June 22, 1994, based on its financial and legal due diligence in its sole and absolute discretion.

     2.   Section 10.11 is modified to read as follows:

          Disclosure Schedules. The parties hereto may from time to time amend or supplement the information contained in their respective disclosure schedules delivered pursuant hereto at any time on or before June 22, 1994. Information disclosed in one or more sections of a disclosure schedule delivered pursuant hereto shall be deemed to be incorporated in the other sections thereof.

     3. Counterparts. This Second Addendum may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed be less than all, but together signed by all of the parties hereto.
     4.   Governing Law.      This Second Addendum shall be
governed and construed in accordance with the laws of the State of Florida without regard to any applicable principles of conflicts of law.


     IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum to Agreement as of June 20, 1994.


                                   SELLERS:



               /s/ Jack T. Clem
_____________________________
                                   By:  Jack T. Clem

               /s/ Eben J. Rieger
          _____________________________
                                   By: Eben J. Rieger



                                   MASTEC, INC.


             /s/ Jorge Mas
_____________________________
                                   By:  Jorge Mas, President











The following exhibits and schedules have been omitted from this filing. Items listed will be furnished to the Commission supplementally upon request.



EXHIBITS


Exhibit A - Promissory Note

Exhibit B - Opinion of Seller's Counsel

Exhibit C - Opinion of Buyer's Counsel



                                                     DISCLOSURE
SCHEDULE


Schedule 2.1   -    None

Schedule 2.2   -    Listing of shareholders of DT

Schedule 2.5   -    Requirement to comply within four (4) months
with Florida
               Administrative Code Section 14-22.005(B)

Schedule 2.6   -    None

Schedule 2.7   -    Refinancing of DT's mortgage on its
headquarters in the amount of
               $342,400

Schedule 2.8   -    None

Schedule 2.9   -    Style of pending DT litigation

Schedule 2.10  -    None

Schedule 2.11  -    Seller's obligation for 1993 taxes

Schedule 2.12  -    List and status of Employee Benefit Plans

Schedule 2.13  -    None
Schedule 2.14  -    List of material agreements and contracts

Schedule 2.15  -    List of Real Property owned and leased

Schedule 2.16  -    List of encumbrances on personal property

Schedule 2.17  -    List of policies of insurances

Schedule 2.18  -    Status of Environmental matters

Schedule 2.21  -    List of governmental permits

Schedule 2.22  -    List of persons holding power of attorney and
suretyship from DT

Schedule 2.23  -    None

Schedule 2.26  -    List of work in process as of April 30, 1994

Schedule 3.3   -    Approval by First Union National Bank of
Florida
               Approval by the Board of Directors

Schedule 4.2   -    None

Schedule 4.6   -    None